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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported)—August 7, 2002

PHOTOGEN TECHNOLOGIES, INC.
(Exact name as specified in its charter)

NEVADA	0-23553	36-4010347
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
140 Union Square Drive New Hope, Pennsylvania (Address of principal executive offices)		18938 (Zip Code)
(215) 862-6860 (Registrants' telephone number, including area code)
Not applicable (Former name or former address, if changed since last report)

Item 1.    CHANGES IN CONTROL OF REGISTRANT.

        Photogen Technologies, Inc. (the "Company") issued a press release announcing the signing of definitive agreements that (a) will separate the Company's therapeutic and diagnostic business in exchange for all of the shares of common stock held by its five founding scientists (52.9% of the issued and outstanding shares of common stock) and (b) provide the Company with $16.25 million in new equity capital. The Press Release, dated August 7, 2002, is attached as Exhibit 99 hereto.

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS.

  (c)
  The following exhibit is filed with this report:

      Exhibit 99—Press Release of the Company, dated August 7, 2002.

SIGNATURES

        In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed by the undersigned hereunto duly authorized.

PHOTOGEN TECHNOLOGIES, INC.
	By:	/s/ BROOKS BOVEROUX Brooks Boveroux, Vice President and Chief Financial Officer
Dated: August 7, 2002

EXHIBIT INDEX

Exhibit No.	Description
99	Press Release of the Company, dated August 7, 2002.

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Item 1. CHANGES IN CONTROL OF REGISTRANT.
Item 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX